EXHIBIT 99.10

News Release

FOR IMMEDIATE RELEASE

Contacts:	Bob Joseph (Investor Relations)	John Meyers (Media)
	(212) 969-2384	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES MONTH-END ASSETS UNDER MANAGEMENT
AND EARNINGS CONFERENCE CALL INFORMATION

New York, NY, October 11, 2001 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported preliminary assets under management of approximately $421 billion at September 30, 2001, compared to $465 billion at June 30, 2001.

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT

($ billions)	At September 30, 2001 (preliminary)				At June 30, 2001
	Retail	Institutional Investment Management	Private Client	Total	Total
Equity
Growth	$65	$88	$4	$157	$195
Value	16	49	23	88	96

Total Equity	81	137	27	245	291

Fixed Income	62	76	10	148	141

Passive	3	25	0	28	33

Total	$146	$238	$37	$421	$465

CONFERENCE CALL INFORMATION RELATING TO THIRD QUARTER 2001 RESULTS

             Alliance Capital’s management will review third quarter 2001 financial and operating results on Thursday, November 1, 2001, during a live conference call at 3:00 p.m. (Eastern Time) that will be hosted by Chief Executive Officer and Chairman, Bruce W. Calvert; President and Chief Operating Officer, John D. Carifa; and Chief Investment Officer and Vice Chairman, Lewis A. Sanders.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.	To listen by telephone, please dial 888-423-3271 in the U.S. or 612-288-0318 outside the U.S., ten minutes before the 3:00 p.m. (Eastern Time) scheduled start time. Please indicate “Alliance Capital” when dialing in.

2.	To listen by webcast, please visit Alliance Capital’s website at http://www.alliancecapital.com, and link to “Investor Relations” at least fifteen minutes prior to the call to download and install any necessary audio software.

             The presentation slides that will be reviewed during the conference call are expected to be available on the morning of November 1, 2001 on Alliance Capital’s website at the above web address.

             A replay of the conference call will be made available for one week beginning at 6:30 p.m. (Eastern Time) November 1, 2001. In the U.S. please call 800-475-6701 or for international callers 320-365-3844, and provide the code 606512.  The replay will also be available via webcast on Alliance Capital’s website for one week.

About Alliance Capital

             Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide.  Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  As one of the world’s leading global investment management organizations, Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

             Alliance Holding owns approximately 30% of the units of limited partnership interest in Alliance Capital.  AXA Financial, Inc. owns approximately 2% of the outstanding Alliance Holding Units and 52% of the outstanding Alliance Capital units, representing an approximate 53% economic interest in Alliance Capital.  AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest and most rapidly expanding global financial services organizations.

Forward-Looking Statements

             Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.